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              Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                             One Financial Center
                          Boston, Massachusetts 02111


                                  May 4, 2000


Paradigm Genetics, Inc.
104 Alexander Drive
Research Triangle Park, North Carolina 27709

Ladies and Gentlemen:

          We have acted as counsel to Paradigm Genetics, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of a total of 500,000 shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock"), which may be purchased under the Registrant's 2000 Employee Stock Purchase Plan (the "Plan"). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

          In connection with this opinion, we have examined the Company's Amended Certificate of Incorporation and Bylaws, both as currently in effect; such other documents and records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

          In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

          Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when issued in accordance with the terms of the Plan, will be duly and validly issued, fully paid and non-assessable shares of the Common Stock, free of preemptive rights.

          Our opinion is limited to the General Corporation Laws of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

                     Boston  New York  Reston  Washington
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May 4, 2000
Page 2



          We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.

                                              Very truly yours,

                                              /s/ Mintz, Levin, Cohn, Ferris,
                                              Glovsky and Popeo, P.C.

                                              Mintz, Levin, Cohn, Ferris,
                                              Glovsky and Popeo, P.C.